Exhibit 10.34

THIRD AMENDMENT

TO

GAP INC. SUPPLEMENTAL DEFERRED COMPENSATION PLAN

WHEREAS, The Gap, Inc. (the “Company”) maintains the Gap Inc. Supplemental Deferred Compensation Plan (the “Plan”); and

WHEREAS, the Plan previously has been amended; and

WHEREAS, further amendment of the Plan now is considered desirable to suspend the pending merger of The Gap, Inc. Executive Deferred Compensation Plan into the Plan, and to suspend the change in the name of the Plan, both of which changes were adopted in the Second Amendment to the Plan;

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Company under Section 12 of the Plan, and in exercise of the authority delegated to the undersigned officer by resolutions of the Board of Directors of the Company dated November 19, 2008, the Plan is hereby amended, effective on the date of the execution of this amendment, by rescinding Particulars 1, 2 and 8 of the Second Amendment to the Plan, such that no Appendix A shall be added to the Plan pursuant to such Second Amendment, and the name of the Plan shall remain the Gap Inc. Supplemental Deferred Compensation Plan until such time as the officers authorized by resolution of the Board of Directors determine that the name shall be changed.

*        *        *

IN WITNESS WHEREOF, the undersigned officer has executed this amendment on behalf of the Company, this 19th day of December, 2008.

THE GAP, INC.

By:	/s/ William Tompkins
Senior Vice President, Total Rewards